Exhibit 99.1

                                                                            NEWS

FOR RELEASE: 7:00 a.m. CDT, Thursday, August 2, 2007

Charter Reports Second-Quarter
Financial and Operating Results

Double-digit pro forma revenue and adjusted EBITDA growth
for the third consecutive quarter

St. Louis, MO – August 2, 2007 – Charter Communications, Inc. (NASDAQ: CHTR) (along with its subsidiaries, the “Company” or “Charter”) today reported its second-quarter 2007 financial and operating results.

Highlights:

•	Second-quarter pro forma revenues of $1.498 billion grew 11.0% year over year and actual revenue grew 8.4%, driven by significant increases in telephone and high-speed Internet (HSI) revenues.
•
Second-quarter pro forma adjusted EBITDA of $539 million increased 10.9% year over year and actual adjusted EBITDA grew 8.9%. (Adjusted EBITDA is defined in the “Use of Non-GAAP Financial Metrics” section and is reconciled to net cash flows from operating activities in the addendum of this news release.)

•	Revenue generating units (RGUs) increased by 166,300 on a pro forma basis during the second quarter of 2007, the highest second-quarter RGU net gain in five years.
•	Average revenue per analog video customer (ARPU) increased 12.6% year over year, driven by increased sales of The Charter Bundle and advanced services growth.

“We are pleased with the results of the quarter – delivering our fourth consecutive quarter of double-digit pro forma revenue growth and our third consecutive quarter of double-digit pro forma adjusted EBITDA growth,” said Neil Smit, President and Chief Executive Officer. “Charter’s momentum in growing revenue generating units and delivering consistent operating results reflects a keen focus on our strategic priorities.”

In addition to the actual results for the three and six months ended June 30, 2006 and 2007, we have provided in this release pro forma results for the three and six months ended June 30, 2006 and 2007. We believe these pro forma results facilitate meaningful analysis of the results of operations. Pro forma results in this release reflect (i) our sales of assets in 2006 and (ii) our sales of assets in early January 2007 and May 2007, as if they had occurred as of January 1, 2006. Pro forma income statements for the three and six months ended June 30, 2006 and June 30, 2007 and pro forma customer statistics as of March 31, 2007, December 31, 2006 and June 30, 2006 are provided in the addendum of this news release.

Key Operating Results

All of the following customer growth and ARPU statistics are presented on a pro forma basis. Charter added a net 166,300 RGUs during the second quarter of 2007 – the highest second-quarter net RGU additions in five years. As of June 30, 2007, Charter served approximately 5,679,900 customers. The Company’s 11,526,300 RGUs were comprised of 5,376,800 analog video, 2,866,000 digital video, 2,583,200 HSI, and 700,300 telephone customers.

▪	Telephone customers increased by approximately 127,700 in the second quarter of 2007, nearly double the 66,500 net additions in the year-ago quarter.
▪	HSI customers increased by approximately 60,300, a 16% increase over second-quarter 2006 net additions of 51,900.
▪	Digital video customers increased by approximately 7,600, compared to 23,800 net additions in the year-ago quarter.
▪	Analog video customers decreased by approximately 29,300, essentially the same as the net loss in the second quarter of 2006.

Second-quarter 2007 total ARPU increased 12.6%, with video ARPU increasing 5.1% and HSI ARPU increasing 5.6%, as compared to the same period in 2006, driven by advanced services, upgrading customers to higher Internet speeds and programming tiers, as well as the strength of The Charter Bundle.

Strong telephone service growth continued in the second quarter with the addition of 127,700 customers, bringing the total to 700,300 – a significant increase from the 257,600 customers as of June 30, 2006. Charter Telephone® was available to approximately 7.6 million homes as of June 30, 2007. Charter will continue to focus on driving deeper penetration of telephone service and bundled service packages, while further expanding our telephone footprint. Charter expects telephone service to reach between 9.5 and 10 million homes passed by the end of 2008.

Second-Quarter Results – Pro Forma

Second-quarter pro forma revenues were $1.498 billion, an increase of $149 million, or 11.0% – Charter’s fourth consecutive quarter of double-digit pro forma revenue growth. A significant portion of the increase resulted from increases in telephone and HSI revenues.

Pro forma telephone revenues increased to $80 million from $29 million a year ago. Pro forma HSI revenues increased $54 million, up 21.1% year over year. Pro forma video revenues increased $29 million, up 3.5% year over year. Pro forma commercial revenues increased $9 million, or 12.2%, as Charter continued to market video, HSI, and telephone services to small and medium-size businesses.

Second-quarter pro forma 2007 operating costs and expenses were $959 million, an increase of $96 million, or 11.1%. The Company’s increased operating costs and expenses reflect annual programming rate increases partially offset by contractual changes, growth of the Company’s telephone business and other advanced services, increased marketing expenditures to grow and retain customers, and expenditures in customer care and service capabilities to further improve the customer experience.

Pro forma operating expenses, which include programming, advertising sales, and service costs, increased 9.1% year over year. Selling, general, and administrative expenses increased by 15.6% compared to the year-ago quarter.

Pro forma adjusted EBITDA totaled $539 million for the second quarter of 2007, an increase of 10.9% compared to the year-ago quarter – Charter’s third consecutive quarter of double-digit, year over year, pro forma adjusted EBITDA growth.

Pro forma net cash flows used in operating activities for the second quarter of 2007 were $149 million, compared to $21 million for the second quarter of 2006. The change is primarily the result of an increase in cash used by operating assets and liabilities and an increase in interest on cash-pay obligations, offset by revenues increasing faster than cash expenses.

Six-Month Results – Pro Forma

Six months ended June 30, 2007 pro forma revenues were $2.921 billion, an increase of $286 million, or 10.9%, primarily related to increases in telephone and HSI revenues.

Pro forma telephone revenues increased to $143 million from $50 million a year ago. Pro forma HSI revenues increased $109 million, up 21.9% year over year. Pro forma video revenues increased $57 million, up 3.5% year over year. Pro forma commercial revenues increased $20 million, or 13.9%.

First-half 2007 pro forma operating costs and expenses were $1.887 billion, an increase of $175 million, or 10.2%, over the prior year. Increased operating costs and expenses reflect annual programming rate increases, growth of the Company’s telephone business and other advanced services, increased marketing expenditures to grow and retain customers, and expenditures in customer care and service capabilities to further improve the customer experience.

Pro forma operating expenses for the six months ended June 30, 2007, which include programming, advertising sales, and service costs, increased 8.4% year over year, while selling, general, and administrative expenses increased by 14.2%.

Pro forma adjusted EBITDA totaled $1.034 billion for the first half of 2007, an increase of 12.0% compared to the first six months of last year.

Pro forma net cash flows from operating activities for the first half of 2007 were $116 million, compared to $164 million for the first half of 2006. The decrease is primarily the result of a decrease in cash provided by operating assets and liabilities and an increase in interest on cash-pay obligations, offset by revenues increasing faster than cash expenses.

Second-Quarter Results – Actual

Second-quarter revenues increased 8.4% and operating costs and expenses increased 8.1% compared to year-ago actual results.

Operating income from continuing operations increased to $200 million from $146 million in the second quarter of 2006, primarily due to revenue growth exceeding operating costs and expense growth by $44 million.

Net loss for the second quarter of 2007 was $360 million, or $0.98 per common share. For the second quarter of 2006, Charter reported a net loss of $382 million and loss per common share of $1.20. Net loss decreased primarily due to telephone and HSI customer growth, improved operational efficiencies, and a decrease in income from discontinued operations.

Expenditures for property, plant, and equipment for the second quarter of 2007 were $281 million, compared to second-quarter 2006 expenditures of $298 million. The slight decrease in capital expenditures primarily reflects year-over-year decreases in scalable infrastructure due to last year’s aggressive roll-out of telephone infrastructure. As previously disclosed, Charter expects that approximately three-quarters of its projected $1.2 billion of 2007 capital expenditures will be directed toward success-based activity.

As of June 30, 2007, Charter had $19.6 billion in long-term debt and $81 million of cash on hand. Charter expects that cash on hand, cash flows from operating activities, and amounts available under its credit facilities will be adequate to meet its cash needs through 2008.

Six-Months Results – Actual

Revenues for the first six months of 2007 were $2.924 billion, an increase of 8.2% year over year. Operating costs and expenses were $1.888 billion, an increase of 7.3% compared to year-ago actual results.

Operating income from continuing operations increased to $356 million in the first half of 2007, compared to $138 million in the first half of 2006. Revenue growth exceeded operating costs and expense growth during the period by $92 million, and depreciation and amortization expenses declined by $25 million year over year. In addition, asset impairment charges of $99 million were recorded in the first half of 2006, while there were no such charges in the first half of 2007.

Net loss for the first half of 2007 was $741 million, or $2.02 per common share.  For the first half of 2006, Charter reported a net loss of $841 million and loss per common share of $2.65.

Expenditures for property, plant, and equipment for the first half of 2007 were $579 million, compared to $539 million in the first half of 2006.

Net cash flows from operating activities for the first half of 2007 were $118 million, compared to $205 million for the first half of 2006. The decrease was primarily the result of a decrease in cash provided by operating assets and liabilities and an increase in interest on cash-pay obligations, offset by revenues increasing faster than cash expenses.

Use of Non-GAAP Financial Metrics

The Company uses certain measures that are not defined by GAAP to evaluate various aspects of its business. Adjusted EBITDA, pro forma adjusted EBITDA, and free cash flow are non-GAAP financial measures and should be considered in addition to, not as a substitute for, net cash flows from operating activities reported in accordance with GAAP. These terms, as defined by Charter, may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA is defined as income from operations before special charges, depreciation and amortization, loss on sale or retirement of assets, asset impairment charges, and stock compensation expense. As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of the Company’s businesses as well as other non-cash or non-recurring items, and is unaffected by the Company’s capital structure or investment activities. Adjusted EBITDA and pro forma adjusted EBITDA are liquidity measures used by Company management and its Board of Directors to measure the Company’s ability to fund operations and its financing obligations. For this reason, it is a significant component of Charter’s annual incentive compensation program. However, this measure is limited in that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the cash cost of financing for the Company. Company management evaluates these costs through other financial measures.

Free cash flow is defined as net cash flows from operating activities, less capital expenditures and changes in accrued expenses related to capital expenditures.

The Company believes that adjusted EBITDA, pro forma adjusted EBITDA, and free cash flow provide information useful to investors in assessing Charter’s ability to service its debt, fund operations, and make additional investments with internally generated funds. In addition, adjusted EBITDA generally correlates to the leverage ratio calculation under the Company’s credit facilities or outstanding notes to determine compliance with the covenants contained in the facilities and notes (all such documents have been previously filed with the United States Securities and Exchange Commission).

Adjusted EBITDA and pro forma adjusted EBITDA, as presented, include management fee expenses in the amounts of $34 million and $30 million for the three months ended June 30, 2007 and 2006, respectively, which expense amounts are excluded for the purposes of calculating compliance with leverage covenants.

Additional Information Available on Website

A slide presentation to accompany the second-quarter conference call will be available on the Investor & News Center of our website at www.charter.com in the “Presentations/Webcasts” section. Pro forma data, including disclosure concerning the pro forma data and the basis upon which it was calculated, for each quarter of 2006 and 2007 can also be found on the Investor & News Center in the “Pro Forma Information” section. The pro forma income statement for the three months and six months ended June 30, 2006 and 2007 and pro forma historical customer statistics are also provided in the addendum of this news release.

Conference Call

The Company will host a conference call on Thursday, August 2, 2007, at 9:00 a.m. Eastern Time (EDT) related to the contents of this release.

The conference call will be webcast live via the Company’s website at www.charter.com. Access the webcast by clicking on “About Charter” at the top of the home page. Participants should go to the call link at least 10 minutes prior to the start time to register. The call will be archived on the website beginning two hours after its completion. Accompanying slides will also be available on the site.

Those participating via telephone should dial 888-233-1576. International participants should dial 706-643-3458.

A replay will be available at 800-642-1687 or 706-645-9291 beginning two hours after completion of the call through end of business August 10, 2007. The passcode for the replay is 2495577.

About Charter Communications®

Charter Communications, Inc. is a leading broadband communications company and the third-largest publicly traded cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter Digital Cable® video entertainment programming, Charter High-Speed® Internet access, and Charter Telephone®. Charter Business™ similarly provides scalable, tailored, and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, video and music entertainment services, and business telephone. Charter’s advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at www.charter.com.

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Contact:

Media:                                                                Analysts:
Anita Lamont                                                     Mary Jo Moehle
314-543-2215                                                      314-543-2397

Cautionary Statement Regarding Forward-Looking Statements:

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding, among other things, our plans, strategies and prospects, both business and financial.  Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations.  Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under “Risk Factors” from time to time in our filings with the Securities and Exchange Commission (“SEC”).  Many of the forward-looking statements contained in this quarterly report may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity" and "potential," among others.  Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•
the availability, in general, of funds to meet interest payment obligations under our debt and to fund our operations and necessary capital expenditures, either through cash flows from operating activities, further borrowings or other sources and, in particular, our ability to be able to provide under the applicable debt instruments such funds (by dividend, investment or otherwise) to the applicable obligor of such debt;

•	our ability to comply with all covenants in our indentures and credit facilities, any violation of which could trigger a default of our other obligations under cross-default provisions;
•
our ability to pay or refinance debt prior to or when it becomes due and/or refinance that debt through new issuances, exchange offers or otherwise, including restructuring our balance sheet and leverage position;

•	competition from other distributors, including incumbent telephone companies, direct broadcast satellite operators, wireless broadband providers and DSL providers;
•
difficulties in introducing and operating our telephone services, such as our ability to adequately meet customer expectations for the reliability of voice services, and our ability to adequately meet demand for installations and customer service;

•
our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services, and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition;

•	our ability to obtain programming at reasonable prices or to adequately raise prices to offset the effects of higher programming costs;
•	general business conditions, economic uncertainty or slowdown; and
•	the effects of governmental regulation, including but not limited to local and state franchise authorities, on our business.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement.  We are under no duty or obligation to update any of the forward-looking statements after the date of this release.

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CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND OPERATING DATA
(DOLLARS IN MILLIONS, EXCEPT PER SHARE AND SHARE DATA)

	Three Months Ended June 30,			Six Months Ended June 30,
	2007	2006		2007	2006
	Actual	Actual	% Change	Actual	Actual	% Change

REVENUES:
Video	$859	$853	0.7%	$1,697	$1,684	0.8%
High-speed Internet	310	261	18.8%	606	506	19.8%
Telephone	80	29	175.9%	142	49	189.8%
Advertising sales	76	79	(3.8%)	139	147	(5.4%)
Commercial	83	76	9.2%	164	149	10.1%
Other	91	85	7.1%	176	168	4.8%
Total revenues	1,499	1,383	8.4%	2,924	2,703	8.2%

COSTS AND EXPENSES:
Operating (excluding depreciation and amortization) (a)	647	611	5.9%	1,278	1,215	5.2%
Selling, general and administrative (excluding stock
compensation expense) (b)	312	276	13.0%	610	544	12.1%
Operating costs and expenses	959	887	8.1%	1,888	1,759	7.3%

Adjusted EBITDA	540	496	8.9%	1,036	944	9.7%

Adjusted EBITDA margin	36.0%	35.9%		35.4%	34.9%

Depreciation and amortization	334	340		665	690
Asset impairment charges	-	-		-	99
Stock compensation expense	5	3		10	7
Other operating expenses, net	1	7		5	10

Operating income from continuing operations	200	146		356	138

OTHER EXPENSES:
Interest expense, net	(471)	(475)		(935)	(943)
Other expense, net	(30)	(21)		(34)	(10)
	(501)	(496)		(969)	(953)

Loss from continuing operations before income taxes	(301)	(350)		(613)	(815)

Income tax expense	(59)	(52)		(128)	(60)

Loss from continuing operations	(360)	(402)		(741)	(875)

Income from discontinued operations, net of tax	-	20		-	34

Net loss	$(360)	$(382)		$(741)	$(841)

LOSS PER COMMON SHARE, BASIC AND DILUTED:
Loss from continuing operations	$(0.98)	$(1.27)		$(2.02)	$(2.76)
Net loss	$(0.98)	$(1.20)		$(2.02)	$(2.65)

Weighted average common shares outstanding, basic and diluted	367,582,677	317,646,946		366,855,427	317,531,492

(a) Operating expenses include programming, service, and advertising sales expenses.

(b) Selling, general and administrative expenses include general and administrative and marketing expenses.

Adjusted EBITDA is a non-GAAP term. See page 7 of this addendum for the reconciliation of adjusted EBITDA to net cash flows from operating activities as defined by GAAP.

Addendum to Charter Communications, Inc. Second Quarter 2007 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND OPERATING DATA
(DOLLARS IN MILLIONS, EXCEPT PER SHARE AND SHARE DATA)

	Three Months Ended June 30,			Six Months Ended June 30,
	2007	2006		2007	2006
	Pro Forma (a)	Pro Forma (a)	% Change	Pro Forma (a)	Pro Forma (a)	% Change

REVENUES:
Video	$858	$829	3.5%	$1,695	$1,638	3.5%
High-speed Internet	310	256	21.1%	606	497	21.9%
Telephone	80	29	175.9%	143	50	186.0%
Advertising sales	76	77	(1.3%)	138	144	(4.2%)
Commercial	83	74	12.2%	164	144	13.9%
Other	91	84	8.3%	175	162	8.0%
Total revenues	1,498	1,349	11.0%	2,921	2,635	10.9%

COSTS AND EXPENSES:
Operating (excluding depreciation and amortization) (b)	647	593	9.1%	1,277	1,178	8.4%
Selling, general and administrative (excluding stock
compensation expense) (c)	312	270	15.6%	610	534	14.2%
Operating costs and expenses	959	863	11.1%	1,887	1,712	10.2%

Adjusted EBITDA	539	486	10.9%	1,034	923	12.0%

Adjusted EBITDA margin	36.0%	36.0%		35.4%	35.0%

Depreciation and amortization	333	339		664	680
Stock compensation expense	5	3		10	7
Other operating expenses, net	1	7		5	10

Operating income from operations	200	137		355	226

OTHER EXPENSES:
Interest expense, net	(471)	(459)		(935)	(916)
Other expense, net	(30)	(21)		(34)	(10)
	(501)	(480)		(969)	(926)

Loss before income taxes	(301)	(343)		(614)	(700)

Income tax expense	(59)	(51)		(109)	(79)

Net loss	$(360)	$(394)		$(723)	$(779)

LOSS PER COMMON SHARE, BASIC AND DILUTED:	$(0.98)	$(1.24)		$(1.97)	$(2.46)

Weighted average common shares outstanding, basic and diluted	367,582,677	317,646,946		366,855,427	317,531,492

(a) Pro forma results reflect certain sales of cable systems in the third quarter of 2006, January 2007 and May 2007 as if they occurred as of January 1, 2006. The pro forma statements of operations do not include adjustments for financing transactions completed by Charter during the periods presented or certain other dispositions of assets because those transactions did not significantly impact Charter's adjusted EBITDA. However, all transactions completed in the third quarter of 2006, January 2007 and May 2007 have been reflected in the operating statistics. The pro forma data is based on information available to Charter as of the date of this document and certain assumptions that we believe are reasonable under the circumstances. The financial data required allocation of certain revenues and expenses and such information has been presented for comparative purposes and is not intended to provide any indication of what our actual financial position, or results of operations would have been had the transactions described above been completed on the dates indicated or to project our results of operations for any future date.

(b) Operating expenses include programming, service, and advertising sales expenses.

(c) Selling, general and administrative expenses include general and administrative and marketing expenses.

June 30, 2007. Pro forma revenues were reduced by $1 million and $3 million for the three and six months ended June 30, 2007, respectively. Pro forma operating costs and expenses were reduced by $0 and $1 million for the three and six months ended June 30, 2007, respectively. Pro forma net loss was reduced by $0 and $18 million for the three and six months ended June 30, 2007, respectively.

June 30, 2006. Pro forma revenues were reduced by $34 million and $68 million for the three and six months ended June 30, 2006, respectively. Pro forma operating costs and expenses were reduced by $24 million and $47 million for the three and six months ended June 30, 2006, respectively. Pro forma net loss was increased by $12 million and was reduced by $62 million for the three and six months ended June 30, 2006, respectively.

Adjusted EBITDA is a non-GAAP term. See page 7 of this addendum for the reconciliation of adjusted EBITDA to net cash flows from operating activities as defined by GAAP.

Addendum to Charter Communications, Inc. Second Quarter 2007 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS)

	June 30,	December 31,
	2007	2006

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$81	$60
Accounts receivable, net of allowance for doubtful accounts	224	195
Prepaid expenses and other current assets	58	84
Total current assets	363	339

INVESTMENT IN CABLE PROPERTIES:
Property, plant and equipment, net	5,121	5,217
Franchises, net	9,201	9,223
Total investment in cable properties, net	14,322	14,440

OTHER NONCURRENT ASSETS	366	321
Total assets	$15,051	$15,100

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,258	$1,298
Total current liabilities	1,258	1,298

LONG-TERM DEBT	19,576	19,062

NOTE PAYABLE - RELATED PARTY	61	57

DEFERRED MANAGEMENT FEES - RELATED PARTY	14	14

OTHER LONG-TERM LIABILITIES	792	692

MINORITY INTEREST	195	192

PREFERRED STOCK - REDEEMABLE	4	4

SHAREHOLDERS' DEFICIT	(6,849)	(6,219)
Total liabilities and shareholders' deficit	$15,051	$15,100

Addendum to Charter Communications, Inc. Second Quarter 2007 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS)

	Six Months Ended June 30,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(741)	$(841)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	665	698
Asset impairment charges	-	99
Noncash interest expense	30	87
Deferred income taxes	123	60
Other, net	34	17
Changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(29)	30
Prepaid expenses and other assets	26	29
Accounts payable, accrued expenses and other	10	26
Net cash flows from operating activities	118	205

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(579)	(539)
Change in accrued expenses related to capital expenditures	(39)	(9)
Other, net	31	(5)
Net cash flows from investing activities	(587)	(553)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	7,247	5,830
Repayments of long-term debt	(6,727)	(5,858)
Proceeds from issuance of debt	-	440
Payments for debt issuance costs	(33)	(29)
Other, net	3	-
Net cash flows from financing activities	490	383

NET INCREASE IN CASH AND CASH EQUIVALENTS	21	35
CASH AND CASH EQUIVALENTS, beginning of period	60	21
CASH AND CASH EQUIVALENTS, end of period	$81	$56

CASH PAID FOR INTEREST	$918	$791

NONCASH TRANSACTIONS:
Cumulative adjustment to Accumulated Deficit for the adoption of FIN 48	$56	$-
Issuance of debt by Charter Communications Operating, LLC	$-	$37
Retirement of Renaissance Media Group LLC debt	$-	$(37)

Addendum to Charter Communications, Inc. Second Quarter 2007 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED SUMMARY OF OPERATING STATISTICS

	Approximate
	Actual	Pro Forma as of
	June 30,	March 31,	December 31,	June 30,
	2007 (a)	2007 (a)	2006 (a)	2006 (a)

Customer Summary:
Customer Relationships:
Residential (non-bulk) analog video customers (b)	5,107,800	5,137,700	5,130,700	5,190,400
Multi-dwelling (bulk) and commercial unit customers (c)	269,000	268,400	259,000	249,400
Total analog video customers (b) (c)	5,376,800	5,406,100	5,389,700	5,439,800

Non-video customers (b)	303,100	300,900	295,800	281,200
Total customer relationships (d)	5,679,900	5,707,000	5,685,500	5,721,000

Pro forma average monthly revenue per analog video customer (e)	$92.53	$88.03	$86.59	$82.18
Pro forma average monthly video revenue per analog video customer (m)	$55.38	$54.04	$52.92	$52.69

Bundled customers (f)	2,386,500	2,314,900	2,190,300	2,027,600

Revenue Generating Units:
Analog video customers (b) (c)	5,376,800	5,406,100	5,389,700	5,439,800
Digital video customers (g)	2,866,000	2,858,400	2,793,500	2,703,300
Residential high-speed Internet customers (h)	2,583,200	2,522,900	2,399,300	2,252,500
Telephone customers (i)	700,300	572,600	445,800	257,600
Total revenue generating units (j)	11,526,300	11,360,000	11,028,300	10,653,200

Video Cable Services:
Analog Video:
Estimated homes passed (k)	11,729,100	11,697,300	11,686,000	11,606,100
Analog video customers (b)(c)	5,376,800	5,406,100	5,389,700	5,439,800
Estimated penetration of analog video homes passed (b) (c) (k) (l)	46%	46%	46%	47%
Pro forma analog video customers quarterly net gain (loss) (b) (c) (n)	(29,300)	16,400	(41,600)	(29,400)

Digital Video:
Estimated digital video homes passed (k)	11,632,200	11,591,500	11,550,500	11,432,100
Digital video customers (g)	2,866,000	2,858,400	2,793,500	2,703,300
Estimated penetration of digital homes passed (g) (k) (l)	25%	25%	24%	24%
Digital penetration of analog video customers (b) (c) (g) (o)	53%	53%	52%	50%
Digital set-top terminals deployed	4,117,800	4,093,800	4,002,200	3,854,300
Pro forma digital video customers quarterly net gain (g) (n)	7,600	64,900	40,600	23,800

Non-Video Cable Services:
High-Speed Internet Services:
Estimated high-speed Internet homes passed (k)	10,887,800	10,848,400	10,832,000	10,661,800
Residential high-speed Internet customers (h)	2,583,200	2,522,900	2,399,300	2,252,500
Estimated penetration of high-speed Internet homes passed (h) (k) (l)	24%	23%	22%	21%
Pro forma average monthly high-speed Internet revenue per high-speed Internet customer (m)	$40.45	$40.04	$39.02	$38.30
Pro forma high-speed Internet customers quarterly net gain (h) (n)	60,300	123,600	58,800	51,900

Telephone Services:
Estimated telephone homes passed (k)	7,649,100	7,264,000	6,799,300	4,658,500
Telephone customers (i)	700,300	572,600	445,800	257,600
Estimated penetration of telephone homes passed (h) (k) (l)	9%	8%	7%	6%
Pro forma average monthly telephone revenue per telephone customer (m)	$42.06	$42.06	$42.25	$43.12
Pro forma telephone customers quarterly net gain (i) (n)	127,700	126,800	106,200	66,500

Pro forma operating statistics reflect the sales of cable systems in the third quarter of 2006, January 2007 and May 2007 as if such transactions had occurred as of the last day of the respective period for all periods presented. The pro forma statements of operations do not include adjustments for financing transactions completed by Charter during the periods presented or certain other dispositions of assets because those transactions did not significantly impact Charter's adjusted EBITDA. However, all transactions completed in the third quarter of 2006, January 2007 and May 2007 have been reflected in the operating statistics.

At March 31, 2007 analog video customers, digital video customers, high-speed Internet customers and telephone customers were 5,415,400, 2,862,900, 2,525,900 and 572,600, respectively.

At December 31, 2006 analog video customers, digital video customers, high-speed Internet customers and telephone customers were 5,433,300, 2,808,400, 2,402,200 and 445,800, respectively.

At June 30, 2006 analog video customers, digital video customers, high-speed Internet customers and telephone customers were 5,876,100, 2,889,000, 2,375,100 and 257,600, respectively.

See footnotes to unaudited summary of operating statistics on page 6 of this addendum.

Addendum to Charter Communications, Inc. Second Quarter 2007 Earnings Release

(a)  "Customers" include all persons our corporate billing records show as receiving service (regardless of their payment status), except for complimentary accounts (such as our employees).  In addition, at June 30, 2007, March 31, 2007, December 31, 2006 and June 30, 2006, “customers” include approximately 33,600, 31,700, 35,700 and 55,900 persons whose accounts were over 60 days past due in payment, approximately 4,000, 4,100, 6,000 and 14,300 persons whose accounts were over 90 days past due in payment and approximately 1,700, 2,000, 2,700 and 8,900 of which were over 120 days past due in payment, respectively.

(b)  "Analog video customers" include all customers who receive video services (including those who also purchase high-speed Internet and telephone services) but excludes approximately 303,100, 300,900, 295,800 and 281,200 customer relationships at June 30, 2007, March 31, 2007, December 31, 2006 and June 30, 2006, respectively, who receive high-speed Internet service only or telephone service only and who are only counted as high-speed Internet customers or telephone customers.

(c)  Included within "analog video customers" are those in commercial and multi-dwelling structures, which are calculated on an equivalent bulk unit (“EBU”) basis.  EBU is calculated for a system by dividing the bulk price charged to accounts in an area by the most prevalent price charged to non-bulk residential customers in that market for the comparable tier of service.  The EBU method of estimating analog video customers is consistent with the methodology used in determining costs paid to programmers and has been used consistently.  As we increase our effective analog video prices to residential customers without a corresponding increase in the prices charged to commercial service or multi-dwelling customers, our EBU count will decline even if there is no real loss in commercial service or multi-dwelling customers.

(d)  "Customer relationships" include the number of customers that receive one or more levels of service, encompassing video, Internet and telephone services, without regard to which service(s) such customers receive.  This statistic is computed in accordance with the guidelines of the National Cable & Telecommunications Association (NCTA) that have been adopted by eleven publicly traded cable operators, including Charter.

(e) "Pro forma average monthly revenue per analog video customer" is calculated as total quarterly pro forma revenue divided by three divided by average pro forma analog video customers during the respective quarter.

(f) "Bundled customers" include customers receiving a combination of at least two different types of service, including Charter's video service, high-speed Internet service or telephone.  "Bundled customers" do not include customers who only subscribe to video service.

(g)  "Digital video customers" include all households that have one or more digital set-top boxes or cable cards deployed. Included in "digital video customers" on June 30, 2007, March 31, 2007, December 31, 2006 and June 30, 2006 are approximately 3,200, 3,500, 4,700 and 6,500 customers, respectively, that receive digital video service directly through satellite transmission.

(h)  "Residential high-speed Internet customers" represent those residential customers who subscribe to our high-speed Internet service.  At June 30, 2007, March 31, 2007, December 31, 2006 and June 30, 2006, approximately 2,310,000, 2,246,700, 2,130,700 and 1,995,400 of these high-speed Internet customers, respectively, receive video and/or telephone services from us and are included within the respective statistics above.

(i)  "Telephone customers" include all customers receiving telephone service.  As of June 30, 2007, March 31, 2007, December 31, 2006 and June 30, 2006, approximately 670,400, 547,900, 418,600 and 233,500 of these telephone customers, respectively, receive video and/or high-speed Internet services from us and are included within the respective statistics above.

(j)  "Revenue generating units" represent the sum total of all analog video, digital video, high-speed Internet and telephone customers, not counting additional outlets within one household.  For example, a customer who receives two types of service (such as analog video and digital video) would be treated as two revenue generating units, and if that customer added on high-speed Internet service, the customer would be treated as three revenue generating units.  This statistic is computed in accordance with the guidelines of the NCTA that have been adopted by eleven publicly traded cable operators, including Charter.

(k)  "Homes passed" represent our estimate of the number of living units, such as single family homes, apartment units and condominium units passed by our cable distribution network in the areas where we offer the service indicated.  "Homes passed" exclude commercial units passed by our cable distribution network.  These estimates are updated for all periods presented when estimates change.

(l) "Penetration" represents customers as a percentage of homes passed for the service indicated.

(m) "Pro forma average monthly revenue per customer" represents quarterly pro forma revenue for the service indicated divided by three divided by the number of pro forma customers for the service indicated during the respective quarter.

(n) "Pro forma quarterly net gain (loss)" represents the pro forma net gain or loss in the respective quarter for the service indicated.

(o) "Digital penetration of analog video customers" represents the number of digital video customers as a percentage of analog video customers.

Addendum to Charter Communications, Inc. Second Quarter 2007 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(DOLLARS IN MILLIONS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
	Actual	Actual	Actual	Actual

Net cash flows from operating activities	$(148)	$(4)	$118	$205
Less: Purchases of property, plant and equipment	(281)	(298)	(579)	(539)
Less: Change in accrued expenses related to capital expenditures	(7)	(2)	(39)	(9)

Free cash flow	(436)	(304)	(500)	(343)

Interest on cash pay obligations (a)	452	440	905	856
Purchases of property, plant and equipment	281	298	579	539
Change in accrued expenses related to capital expenditures	7	2	39	9
Other, net	18	9	20	14
Change in operating assets and liabilities	218	74	(7)	(85)

Adjusted EBITDA from continuing and discontinued operations (b)	$540	$519	$1,036	$990

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
	Pro forma (c)	Pro forma (c)	Pro forma (c)	Pro forma (c)

Net cash flows from operating activities	$(149)	$(21)	$116	$164
Less: Purchases of property, plant and equipment	(281)	(290)	(579)	(523)
Less: Change in accrued expenses related to capital expenditures	(7)	(2)	(39)	(9)

Free cash flow	(437)	(313)	(502)	(368)

Interest on cash pay obligations (a)	452	424	905	830
Purchases of property, plant and equipment	281	290	579	523
Change in accrued expenses related to capital expenditures	7	2	39	9
Other, net	18	9	20	14
Change in operating assets and liabilities	218	74	(7)	(85)

Adjusted EBITDA (b)	$539	$486	$1,034	$923

(a) Interest on cash pay obligations excludes accretion of original issue discounts on certain debt securities and amortization of deferred financing costs that are reflected as interest expense in our consolidated statements of operations.

(b) See page 1 of this addendum for detail of the components included within adjusted EBITDA. Adjusted EBITDA from continuing and discontinued operations of $519 million and $990 million for the three and six months ended June 30, 2006, respectively, includes $23 million and $46 million of adjusted EBITDA recorded in discontinued operations in our consolidated statements of operations.

(c) Pro forma results reflect certain sales of cable systems in the third quarter of 2006, January 2007 and May 2007 as if they occurred as of January 1, 2006.

The above schedules are presented in order to reconcile adjusted EBITDA and free cash flows, both non-GAAP measures, to the most directly comparable GAAP measures in accordance with Section 401(b) of the Sarbanes-Oxley Act.

Addendum to Charter Communications, Inc. Second Quarter 2007 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
CAPITAL EXPENDITURES
(DOLLARS IN MILLIONS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Customer premise equipment (a)	$128	$128	$289	$258
Scalable infrastructure (b)	51	63	100	97
Line extensions (c)	25	33	49	59
Upgrade/Rebuild (d)	12	14	24	23
Support capital (e)	65	60	117	102

Total capital expenditures	$281	$298	$579	$539

(a) Customer premise equipment includes costs incurred at the customer residence to secure new customers, revenue units and additional bandwidth revenues. It also includes customer installation costs in accordance with SFAS No. 51 and customer premise equipment (e.g., set-top boxes and cable modems, etc.).

(b) Scalable infrastructure includes costs, not related to customer premise equipment or our network, to secure growth of new customers, revenue units and additional bandwidth revenues or provide service enhancements (e.g., headend equipment).

(c) Line extensions include network costs associated with entering new service areas (e.g., fiber/coaxial cable, amplifiers, electronic equipment, make-ready and design engineering).

(d) Upgrade/rebuild includes costs to modify or replace existing fiber/coaxial cable networks, including betterments.

(e) Support capital includes costs associated with the replacement or enhancement of non-network assets due to technological and physical obsolescence (e.g., non-network equipment, land, buildings and vehicles).

Addendum to Charter Communications, Inc. Second Quarter 2007 Earnings Release